UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2026

Magnachip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Magnachip Semiconductor, Ltd. 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +82 (2) 6903-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2026, Magnachip Semiconductor Corporation (the “Company”) entered into a privately negotiated Stock Purchase Agreement (the “Purchase Agreement”) with Navitas Semiconductor Corporation (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser 1,461,988 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $3.42 per share, for an aggregate purchase price of $5,000,000.

The closing of the transactions contemplated by the Purchase Agreement is expected to occur on or about September 24, 2026 subject to the satisfaction or waiver of the applicable closing conditions. The closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of customary closing conditions.

The Purchase Agreement also provides that the Company will file with the U.S. Securities and Exchange Commission (the “SEC”), no later than 30 days after the closing, a registration statement on Form S-3 covering the resale of the shares of Common Stock issued in the transaction. The Company agreed to use commercially reasonable efforts to cause the registration statement to become effective within 60 days following the closing or 90 days following closing if the SEC reviews the registration statement, or, if earlier, by the fifth (5th) business day after the SEC notifies the Company that the registration statement will not be reviewed or is no longer subject to further review and comments.

The shares of Common Stock issuable pursuant to the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder. The Company relied on these exemptions from registration based in part on representations made by the Purchaser.

The foregoing summary is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K. The Purchase Agreement contains customary representations, warranties and covenants, which were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of the Company’s common stock to be issued and sold pursuant to the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock of the Company.

Item 7.01. Regulation FD Disclosure.

On September 21, 2026, the Company issued a press release announcing the closing of a private placement for $5,000,000. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	Share Purchase Agreement dated September 18, 2026, by and between Magnachip Semiconductor Corporation and Navitas Semiconductor Corporation.
99.1	Press Release issued September 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: September 21, 2026	By:	/s/ Shinyoung Park
Shinyoung Park
Chief Financial Officer